[LOGO OMITTED]

CHIEF EXECUTIVE OFFICER
SECTION 906 CERTIFICATION UNDER SARBANES OXLEY ACT






I, Julian Sluyters, certify that:

1. I have reviewed this report, filed on behalf of The New Germany Fund, Inc., on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss. 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




August 23, 2004                                       /s/Julian Sluyters
                                                      Julian Sluyters
                                                      Chief Executive Officer
                                                      The New Germany Fund, Inc.

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                                                                  [LOGO OMITTED]

CHIEF FINANCIAL OFFICER
SECTION 906 CERTIFICATION UNDER SARBANES OXLEY ACT






I, Charles A. Rizzo, certify that:

1. I have reviewed this report, filed on behalf of The New Germany Fund, Inc., on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss. 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




August 23, 2004                                       /s/Charles A. Rizzo
                                                      Charles A. Rizzo
                                                      Chief Financial Officer
                                                      The New Germany Fund, Inc.